SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 30, 2003

ACTIVCARD CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50223	450485038
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6623 Dumbarton Circle, Fremont, California	94555
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (510) 574-0100

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Item 7.    Financial Statements and Exhibits.

Exhibit

99.1	Press release dated July 30, 2003

Item 12.    Results of Operations and Financial Condition.

On July 30, 2003, ActivCard Corp. (the “Company”) issued a press release announcing financial results for the quarter ended June 30, 2003. A copy of this press release is attached hereto as Exhibit 99.1. The information contained in this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this report shall not be incorporated by reference into any filing of the registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 30, 2003

ACTIVCARD CORP.

By:	/s/ BLAIR GEDDES
Blair Geddes Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated July 30, 2003.